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                                                                     EXHIBIT 23.


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Intervisual Books, Inc.
Santa Monica, California


We consent to the incorporation by reference to the Registration Statements on Form S-8 (SEC file no. 33-548990, SEC file no. 333-04784, SEC file no. 333-34009 and SEC file no. 333-34015) of our report dated March 10, 2000, except for Note 6 and 7, as to which the date is March 28, 2000 with respect to the financial statements of Intervisual Books, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1999.

                                            /s/ BDO SEIDMAN, LLP

                                            BDO SEIDMAN, LLP



Date:  March 28, 2000
Los Angeles, California